Pricing Supplement No. 2                         Filing under Rule 424(b) (3)
Dated December 18, 2000                          Registration File No. 333-77569
(to Prospectus dated August 3,
2000 and Prospectus Supplement
dated September 7, 2000)

                                Merck & Co., Inc.
                           Medium-Term Notes, Series D
                               Floating Rate Notes

Principal Amount                 $46,000,000

Trade Date:                      December 18, 2000

Settlement Date
(Original Issue Date):           December 21, 2000

Stated Maturity:                 December 21, 2040

Interest Rate Basis:             1-Month LIBOR

Spread:                          Minus 45 basis points

Initial Interest Rate:           1-month LIBOR, determined as if the original
                                 issue date were an interest reset date, minus the spread

Interest Reset Dates:            Monthly, on the 21st day of each month

Interest Payment Dates:          March 21, June 21, September 21 and December 21
                                 of each year, commencing March 21, 2001

Issue Price:                     100.00% of the principal amount

Agent's Commission:              1.00% of the principal amount

Net Proceeds to Merck:           99.00% of the principal amount

Calculation Agent:               U.S. Bank Trust National Association

CUSIP:                           58933N AN 9

Optional
Repayment Dates:                 The notes will be repaid at the option of the
                                 holder on the optional repayment dates (subject to prior notice) and at the repayment prices as shown below:

                                 Optional Repayment Dates        Repayment Price
                                 ------------------------        ---------------

                                 December 21, 2010                   99.00%

                                 December 21, 2013                   99.25%

                                 December 21, 2016                   99.50%

                                 December 21, 2019                   99.75%

                                 December 21, 2022 and              100.00%
                                 December 21 of each
                                 third year thereafter
                                 until maturity

Redemption
Commencement Date:               December 21, 2030. The notes may be redeemed at
                                 the option of Merck at the redemption prices shown below during the redemption periods shown below:

                                 Redemption Periods                             Redemption Price
                                 ------------------                             ----------------

                                 December 21, 2030 through December 20, 2031         105.00%

                                 December 21, 2031 through December 20, 2032         104.50%

                                 December 21, 2032 through December 20, 2033         104.00%

                                 December 21, 2033 through December 20, 2034         103.50%

                                 December 21, 2034 through December 20, 2035         103.00%

                                 December 21, 2035 through December 20, 2036         102.50%

                                 December 21, 2036 through December 20, 2037         102.00%

                                 December 21, 2037 through December 20, 2038         101.50%

                                 December 21, 2038 through December 20, 2039         101.00%

                                 December 21, 2039 through December 20, 2040         100.50%

Underwriter                      UBS Warburg LLC

                                   UBS WARBURG